AURORA LOAN SERVICES
            A Lehman Brothers Company


Depositor: Structured Asset Securities Corporation
           745 Seventh Avenue 8th Floor
           New York, NY 10019


Trustee: CITIBANK N.A.
         388 Greenwich Street 14th Floor
         New York, NY 10013
         Attention Citibank Agency & Trust

Securities Administrator:

Subject:        Annual Officer's Certification
Fiscal Year:    2007
Securitization: LXS 2007-11

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Master Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Master Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the "reporting period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

                    Certified by: AURORA LOAN SERVICES LLC



                                  By:/s/E. Todd Whittemore
                                     --------------------------------
                                  Name: E, Todd Whittemore
                                  Title: Executive Vice President